Exhibit 99.1

International General Insurance Holdings Ltd. and Tiberius Acquisition Corporation Announce Consummation of Business Combination

▪	Tiberius Acquisition Corporation (“Tiberius”) succeeded by International General Insurance Holdings Ltd. (“IGI Holdings”) as a U.S. public company

▪	IGI Holdings will trade on the NASDAQ Capital Market (“Nasdaq”) under the ticker symbol IGIC

▪	Approximately $146 million of gross equity capital raised with approximately $40 million of equity capital contributed to IGI’s balance sheet positioning IGI to take advantage of attractive worldwide (re)insurance market conditions

▪	IGI Holdings pro forma book value per share as of February 29, 2020 to be approximately $7.81

HAMILTON, Bermuda and NEW ORLEANS, Louisiana, March 17, 2020 -- International General Insurance Holdings Limited (“IGI” or the “Company”) and Tiberius Acquisition Corporation (“Tiberius”) (NASDAQ: TIBR) are pleased to announce the consummation of the previously announced business combination between them pursuant to a business combination agreement dated October 10, 2019.

The business combination was approved by Tiberius stockholders at a Special Meeting of Stockholders on Friday, March 13, 2020, and previously approved by former IGI shareholders, who exchanged 100% of the outstanding shares of the former IGI for common shares of IGI Holdings, plus an aggregate of $80 million. As a result, the former Dubai-registered IGI became a wholly-owned subsidiary of the new public company, registered in Bermuda, named International General Insurance Holdings Limited (“IGI Holdings”). IGI Holdings Ltd. will trade on the Nasdaq Capital Market under the symbol “IGIC”.

As part of the transaction, Tiberius and IGI raised approximately $146 million of gross equity capital (including non-redeeming Tiberius shareholders and equity raised in private placements) with approximately $40 million of equity capital contributed to IGI’s balance sheet. The capital will support IGI’s core specialty (re)insurance business and position it to take advantage of attractive worldwide market conditions.

Wasef Jabsheh, CEO and Founder of IGI, is serving as Chairman of the Board of IGI Holdings, which will be composed of highly respected and a majority of independent directors1.

Key Transaction Terms and Details

The transaction consideration payable to former IGI shareholders in connection with the business combination is $390.3 million. IGI’s shareholders’ equity was $314.1 million as of February 29, 2020. Upon transaction close, IGI Holdings pro forma book value per share was approximately

$7.812 reflecting IGI’s shareholders’ equity as of February 29, 2020, plus approximately $40 million of equity capital contributed to IGI’s balance sheet.

1 Under applicable Nasdaq rules.

2 Book value per share calculation excludes 3,012,500 outstanding out-of-the money sponsor shares which have voting and dividend rights but are subject to an earnout schedule that ranges from $11.50 to $15.25 per share of IGIC stock.

In connection with the business combination, Tiberius merged with a wholly-owned subsidiary of IGI Holdings, with Tiberius surviving the merger and becoming a wholly-owned subsidiary of IGI Holdings. The new group holding company is named International General Insurance Holdings Ltd. and is domiciled in Bermuda. Each share of Tiberius common stock was exchanged for one IGI Holdings common share on March 17, 2020. Immediately following the closing of the business combination, the total number of IGI Holdings common shares outstanding was 48,447,3063 and the total number of IGI Holdings warrants outstanding was 17,250,000.

In addition to the common share exchange, each of Tiberius’ public warrants ceased to represent a right to acquire shares of Tiberius common stock and instead represents the right to acquire one common share of IGI Holdings on the same terms as in effect immediately prior to the closing of the business combination. The warrant exercise price for each IGI Holdings common share is $11.50.

Also, upon the consummation of the business combination, each outstanding unit of Tiberius was automatically separated into one share of Tiberius common stock and one Tiberius warrant, which were exchanged for one IGI Holdings common share and one IGI Holdings warrant, respectively.

The IGI Holdings common shares and warrants are expected to commence trading on Nasdaq on the morning of Wednesday, March 18, 2020, under the ticker symbols “IGIC” and “IGICW”, respectively.

Tiberius Sponsor Affiliate Purchases 407,000 Tiberius Shares

In connection with the closing of the business combination, on March 17, 2020, The Gray Insurance Company, an affiliate of Tiberius’ sponsor, purchased from Tiberius 407,000 Tiberius shares for a total of approximately $4 million. The forward purchase contracts and private placement generated approximately $48 million of gross proceeds.

Other

In light of the closing of the business combination, Tiberius has cancelled the special meeting of Tiberius’s stockholders that had been previously scheduled for March 19, 2020 to vote on an amendment to its amended and restated certificate of incorporation to extend the deadline to complete Tiberius’s initial business combination.

IGI Holdings will file reports and other documents with the Securities and Exchange Commission as a foreign private issuer and will report its financial information in accordance with International Financial Reporting Standards, as adopted by the International Accounting Standards Board.

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3 Includes 3,012,500 outstanding sponsor shares which have voting and dividend rights but are subject to an earnout schedule that ranges from $11.50 to $15.25 per share of IGIC stock.

About IGI:

IGI is a leading international specialist commercial insurer and reinsurer, underwriting a diverse portfolio of specialty lines. Established in 2001, IGI is an entrepreneurial business with a worldwide portfolio of energy, property, construction & engineering, ports & terminals, financial institutions, casualty, legal expenses, general aviation, professional indemnity, marine liability, political violence, forestry and reinsurance treaty business. Registered in the Dubai International Financial Centre with operations in Bermuda, London, Amman, Labuan and Casablanca, IGI always aims to deliver outstanding levels of service to clients and brokers. IGI is rated “A” (Excellent) with a Stable outlook by AM Best and “A-” with a Stable outlook by S&P Global Ratings. For more information about IGI, please visit www.iginsure.com.

About Tiberius:

Tiberius was a blank check company and was led by Michael Gray and Andrew Poole. Tiberius was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more target businesses in the insurance sector. The executives and Board of Directors of Tiberius had greater than 140 years of public company operational, regulatory and insurance public company leadership. For more information about Tiberius, please visit www.tiberiusco.com.

Non-IFRS Financial Measures:

This press release includes a discussion of pro forma book value, which is a non-IFRS financial measure.  This financial measure has not been prepared in accordance with IFRS and includes certain adjustments and modifications which would not be permitted in financial measures prepared in accordance with IFRS. However, management believes that this measure is an important measure in evaluating its business.  Management also believes that this non-IFRS financial measure is useful to investors and other users of IGI’s financial statements because it provides an additional tool to compare business performance across periods and among companies. The presentation of non-IFRS financial measures is intended to complement, and should not be considered an alternative to, the presentation of IGI’s results under IFRS. In addition, non-IFRS financial measures as presented in this press release may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the business of IGI may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance, projected financial information and statements regarding the anticipated financial impact of the transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of IGI and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the risk that the transaction disrupts current plans and operations; (2) the potential inability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of IGI to grow and manage growth profitably and IGI’s ability to retain its key employees; (3) costs related to the transaction; (4) changes in applicable laws or regulations; (5) the demand for IGI’s services together with the possibility that IGI may be adversely affected by other economic, business, and/or competitive factors globally and in the regions in which it operates; (6) the inability to obtain or maintain the listing of IGI Holdings’ common shares or warrants on Nasdaq in connection with or following the closing of the transaction, including due to the inability to satisfy Nasdaq’s minimum 300 round lot holder requirement; (7) the outcome of any legal proceedings that may be instituted against the parties in connection with or related to the business combination agreement and the transactions contemplated therein; (8) the potential effects of the coronavirus pandemic; and (9) other risks and uncertainties indicated from time to time in the Form F-4 and proxy statement relating to the transaction, including those under “Risk Factors” therein, and in IGI Holdings’ other filings with the SEC. The foregoing list of factors is not exclusive. In addition, any financial projections and forward-looking statements issued by the parties (including statements about IGI’s anticipated performance in 2020 or 2021) are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them and are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of IGI. There can be no assurance that IGI’s financial condition or results of operations will be consistent with those set forth in such financial projections and forward-looking statements. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. IGI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

International General Insurance Investor Contact:

Robin Sidders, Head of Investor Relations

T: + 44 (0) 20 7220 4937

M: + 44 (0) 7384 514 785

Email: Robin.Sidders@iginsure.com

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